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                                                                   EXHIBIT 99(b)

                               INSILCO CORPORATION

                          NOTICE OF GUARANTEED DELIVERY

                                       FOR
                           TENDER FOR ALL OUTSTANDING
                    10-1/4% SENIOR SUBORDINATED NOTES DUE 2007
                                 IN EXCHANGE FOR
                    10-1/4% SENIOR SUBORDINATED NOTES DUE 2007

              THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK
                    CITY TIME, ON [   ], 1997, UNLESS EXTENDED.
    AS DESCRIBED HEREIN, WITHDRAWAL RIGHTS WITH RESPECT TO THE EXCHANGE OFFER
         ARE EXPECTED TO EXPIRE AT THE EXPIRATION OF THE EXCHANGE OFFER


      Registered holders of outstanding 10-1/4% Senior Subordinated Notes Due 2007 (the "Old Notes") of Insilco Corporation (the "Company") who wish to tender their Old Notes in exchange for a like principal amount of 10-1/4% Senior Subordinated Notes Due 2007 (the "New Notes") of the Company and whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (the "Letter of Transmittal") (and any other documents required by the Letter of Transmittal) to The Bank of New York (the "Exchange Agent"), on or prior to 5:00 p.m., New York City time on the Expiration Date (the "Expiration Date"), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer -- Terms of the Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus (the "Prospectus").

                  The Exchange Agent for the Exchange Offer is:

                              THE BANK OF NEW YORK

   By Hand or Overnight      By Registered or Certified       By Facsimile:
         Courier:                      Mail:

   The Bank of New York         The Bank of New York               [   ]
    101 Barclay Street           101 Barclay Street
 New York, New York 10286     New York, New York 10286
   Attention: Securities            Attention: [   ]       Confirm by telephone
     Processing Window                                             to:
       Ground Level                     [   ]
    Reorganization, 7E
                                                                   [   ]
                                                                   [   ]

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.
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This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.


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Ladies and Gentlemen:

      The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

      The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to U.S. $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus.

      All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.


                            PLEASE SIGN AND COMPLETE

                                         Name(s) of Registered Holder(s):
Signature(s) of Registered Owner(s) or
Authorized Signatory:_________________   _______________________________________

______________________________________   _______________________________________

______________________________________   _______________________________________

Principal Amount of Old Notes            Address:_______________________________
Tendered:_____________________________   _______________________________________

Certificate No.(s) of Old Notes          Area Code and Telephone No.:___________
(if available):_______________________

______________________________________   Date:__________________________________


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      This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or such representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):    ____________________________________________________________________

            ____________________________________________________________________

Capacity:   ____________________________________________________________________

Address(es):____________________________________________________________________

            ____________________________________________________________________



                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Old Notes complies with such Rule 14e-4, and (c) guarantees that, within three business days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer and required documents, will be deposited by the undersigned with the Exchange Agent.

      THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:________________________   Authorized Signature:___________________

Address:_____________________________

_____________________________________   Name:___________________________________

Area Code and Telephone No.:_________   Title:__________________________________

_____________________________________   Date:___________________________________

DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.


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